Exhibit 23.4

Consent of Independent Auditors

We consent to the use of our report dated May 14, 2025, with respect to the consolidated financial statements of Star 26 Capital Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

February 10, 2026